UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2007

CORNERWORLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-128614	98-0434357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12222 Merit Drive Suite 120

Dallas, Texas 75251

(Address of principal executive offices) (zip code)

(469) 828-4277

(Registrant’s telephone number, including area code)

Copies to:

Richard A. Friedman, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On December 3, 2007, Cornerworld Corp. (the “Company”) notified Schumacher & Associates, Inc. (the “Former Accountant”) that it was being dismissed as the Company’s independent registered public accounting firm. The decision to dismiss Former Accountant as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors on November 5, 2007.

Subsequently, the Company has engaged RBSM LLP (the “New Accountant”), as its new independent registered public accounting firm. The Company’s decision to engage the New Accountant was approved by its Board of Directors on November 5, 2007.

The reports of the Former Accountant on the financial statements of the Company for each of the two most recent fiscal years, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles for the two most recent fiscal years, except that the Former Accountant’s opinion in its report on the Company’s financial statements for each of the last two fiscal years expressed substantial doubt with respect to the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years and the subsequent interim period through the date of resignation, there were no reportable events as the term is described in Item 304(a)(1)(iv) of Regulation S-B.

Except as described below, during the Company’s two most recent fiscal years and the subsequent interim period through the date of resignation, there were no disagreements with the Former Accountant on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of the Former Accountant would have caused it to make reference to the subject matter of the disagreements in connection with its reports on these financial statements for those periods.

The Former Accountant was engaged by the Company’s former management (“Former Management”) to audit the April 30, 2007 financial statements of the Company. As a part of its auditing procedures, the Former Accountant made certain inquiries regarding the Agreement, as amended, which closed on August 10, 2007. The Former Management of the Company made certain representations to the Former Accountant that certain members of the Company’s Former Management would not receive consideration from the sale of the stock. Subsequent to these representations, the Former Accountant discovered that certain members of the Former Management were to receive restricted shares as compensation for the sale of their stock. The Agreement thereafter was amended to reflect that certain members of the Former Management would sell their restricted stock, and that they would only receive stock options as consideration. In addition, the Company’s former legal counsel provided a legal opinion concurring with Former Management’s representations.

During the Former Accountant’s review of the Company’s July 31, 2007 financial statements, contrary to the representations of the Former Management and the former legal counsel, the Former Accountant discovered that the prior president of the Company received 660,000 shares of restricted stock from the sale of his restricted stock, and that the shares distributed were not as previously disclosed in Form 8-K filed August 17, 2007 and the April 30, 2007 Form 10-KSB. Because both the 10-KSB and the 8-KSB had been filed with incorrect information, the Former Accountant informed the Company that the correct disclosure would need to be included in the 10-QSB, and that the Forms 8-K and 10-KSB would need to be amended, otherwise the Former Accountant would withdraw its opinion. The Former Auditor also requested written representation as to the events which took place as outlined above before they would sign off on the review and the amended reports. Accordingly, the Company fully cooperated with the Former Accountant and took all required action, as requested by the Former Accountant, to amend the Company’s SEC filings, as reflected in the Company’s 8-KSB/A and 10-KSB/A dated September 27, 2007.

With exception to any prior reference to a June 30th audit or May 1st Form 10-KSB in exhibit 16.1 to the Company’s Form 8-K filed on December 10, 2007 (“Exhibit 16.1”), which are erroneously dated (and should have referenced an April 30th audit and April 30th 10-KSB), the Company agrees with the Former Accountant’s statements in Exhibit 16.1.

The Company did not consult with the New Accountant regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written or oral advice was provided by the New Accountant that was a factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues.

The Company has requested that the Former Accountant furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The requested letter is attached hereto as Exhibit 16.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
16.1	Letter from Former Accountant.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERWORLD CORPORATION

Date: December 20, 2007	By:	/s/ Scott Beck
Name: Scott Beck
Title: President